Exhibit 23.8



                                     CONSENT



         I, Victor J. Sirgo, P.E., hereby consent to the reference to my name under the heading "Business and Properties of Key" in the Proxy Statement - Prospectus of Key Energy Group, Inc.





                                                /s/ Victor J. Sirgo, P.E.
                                                Victor J. Sirgo, P.E.








Midland,Texas
January 17, 1996